Exhibit 10.3

THIRD AMENDMENT AGREEMENT
to the Master Sale and Purchase Agreement relating to
the assets and companies comprising the
KaVo Dental Business

KIRKLAND & ELLIS INTERNATIONAL LLP

Third Amendment Agreement
This amendment agreement (the "Agreement") is entered into on 28 July 2022 by and between
(1)Envista Holdings Corporation, a corporation organized under the laws of Delaware, USA, registered with the Delaware Register (Secretary of State) under 7034624 with business address 200 S. Kraemer Blvd. Bldg. E, Brea, California 92821, United States of America
– the "Seller Parent" –
(2)planmeca Verwaltungs GmbH, a limited liability company organized under the laws of Germany, registered with the commercial register of the local court of Hamburg under HRB 160729 with business address Hermannstraße 13, 20095 Hamburg, Germany
– the "Purchaser" –
and
(3)Planmeca Oy, a stock corporation incorporated under the laws of Finland, registered with the Finnish trade register (kaupparekisteri) under business ID 0112773-2 with business address Asentajankatu 6, 00880 Helsinki, Finland
– the "Guarantor" –
– the Seller Parent, the Purchaser and the Guarantor are hereinafter collectively referred to as the "Parties" and individually as a "Party" –

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RECITALS
(A)WHEREAS, the Parties entered into a certain master sale and purchase agreement relating to the assets and companies comprising the KaVo Dental Business on 6 and 7 September 2021 (roll of deeds no. H 3751/21 of the notary public Sebastian Herrler, Munich, Germany) (the "Initial SAPA"), as amended, inter alia, by a first amendment agreement dated 30 December 2021 (roll of deeds no. H 5806/21 of the notary public Sebastian Herrler, Munich, Germany) (the "First SAPA Amendment") and by a second amendment agreement dated 30 April 2022 (the "Second SAPA Amendment"). The Initial SAPA as amended by the First SAPA Amendment, the Second SAPA Amendment and as further amended from time to time shall be referred to as the "SAPA". All capitalized terms used but not defined herein shall have the meaning ascribed to them in the SAPA.
(B)WHEREAS, in the course of setting up the Final Closing Date Statements, it has become apparent that the allocation of the Preliminary Purchase Price for the Entire Sold Assets relating to France, Italy, Sweden and Germany ("Affected Countries") deviates from the original estimates as agreed between the Parties in Exhibit 2.1 of the Second SPA Amendment. The total Preliminary Purchase Price has, however, not changed.
(C)WHEREAS, the Purchaser expects according to current estimates and information that the Deferred Local Closings in Brazil and China can be implemented by 30 September 2022 at the latest and the Parties intend to fix this date as the definitive Final Closing Date for these countries.
(D)WHEREAS, against this background, the Parties further intend to replace Exhibit 2.1 of the Second SAPA Amendment and amend the Final Closing Date for the Deferred Local Closings in Brazil and China in accordance with the terms of this Agreement.
NOW, THEREFORE, the Parties agree as follows:
1Amendment of the Allocation of the Preliminary Purchase Price
1.1The Parties agree that the allocation of the Purchase Price under the SAPA shall be as set forth in Exhibit 1 replacing Exhibit 2.1 of the Second SAPA Amendment.
1.2The Seller Parent shall ensure that each of the respective Asset Sellers in the Affected Countries, and the Purchaser shall ensure that each of the respective Asset Purchasers in the Affected Countries, enters into a certain amendment agreement to the respective local Asset Transfer Agreements reflecting the Preliminary Purchase Price allocated to the respective Affected Countries pursuant to Exhibit 1.
2Amendment of the Final Closing Date for Brazil and China
2.1The Parties agree that the Final Closing Date for Brazil and China shall be no later than 30 September 2022.
2.2The Parties agree to discuss in good faith to extend the Final Closing Date for Brazil and China, respectively, in case of a delay to implement the respective Deferred Asset Purchaser
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as a result of unexpected constraints of the local authorities or circumstances similar to that, it being understood that this shall not create an obligation for the Seller Parent to actually agree on such extension.
3Miscellaneous
3.1For the avoidance of doubt, except for the implementation of the amendments made by this Agreement, all remaining provisions, terms and conditions of the SAPA shall not be amended by this Agreement and remain in full force and effect.
3.2The amendments made by this Agreement are made strictly on the basis of the terms of this Agreement and without prejudice to the rights of the Parties under the SAPA. Nothing in this Agreement shall be deemed to constitute a waiver of rights under the SAPA.
3.3Sections 29 (Confidentiality), 31.1 (Notices), 30.2 (Process Agent) and 30.4 (Entire Agreement) through 30.10 (Severability) of the Initial SAPA shall apply to this Agreement mutatis mutandis.
[Signature pages follow.]

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Envista Holdings Corporation, represented by
Signature:	/s/ Dr. Tamara Zehentbauer
Name:	Dr. Tamara Zehentbauer
Position:	Acting by virtue of power of attorney from Envista Holdings Corporation dated 28 July 2021 planmeca Verwaltungs GmbH, represented by
Signature:	/s/ Markus Maier
Name:	Mr. Markus Maier
Position:	Acting by virtue of power of attorney from planmeca Verwaltungs GmbH dated 21 December 2021
Planmeca Oy, represented by
Signature:	/s/ Markus Maier
Name:	Mr. Markus Maier
Position:	Acting by virtue of power of attorney from Planmeca Oy dated 21 December 2021
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